EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement"), made and entered into as of the 11th day of November, 1999, by and between:

         (i) RICHARD A. WIDDICOMBE, an individual of Coral Springs, Florida (the "Employee") and

         (ii) 21ST CENTURY HOLDING COMPANY, a Florida corporation with offices and place of business in Plantation, Florida (the "Company").

                   P R E L I M I N A R Y   S T A T E M E N T

WHEREAS, the Company is engaged in the insurance business and desires to employ Employee and to secure for the Company the benefit of Employee's experience, efforts and abilities in connection with the business of the Company, all as provided herein; and

WHEREAS, the Company has and will continue to expend substantial resources in connection with the aforementioned endeavors; and

WHEREAS, the Company desires to engage Employee as President of Federated National Insurance Company and Assurance Managing General Agents, Inc., wholly owned subsidiaries of the Company, to perform management functions and other services in connection with the business of the Company, and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Employment. Effective as of November 29, 1999, the Company employs Employee, and Employee hereby accepts employment by Company, and agrees to serve the Company, upon the terms and conditions set forth in this Agreement.

2. Term of Employment. The Employee shall be employed for a period of four (4) years from the date set forth in Paragraph 1 herein (the period of employment may be referred to as the "Term of Employment").

3. Duties of Employee. So long as employed hereunder, Employee agrees to devote Employee's full business time and energy to the business and affairs of the Company, to perform Employee's duties hereunder effectively, diligently and to the best of Employee's ability and to use Employee's best efforts, skill and abilities to promote the Company's interests. Employee's duties shall include, but are not limited to, management functions for the Company, as well as providing any other services as may be determined by the Company from time to time in the Company's reasonable discretion.

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4.       Compensation.  For all services to be rendered by Employee to the
Company during the Term of Employment, the Company agrees to compensate Employee and Employee agrees to accept from Employer, the following compensation:

         (a) Base Salary. The Company agrees to pay Employee a base salary of FIFTEEN HUNDRED AND NO/100 DOLLARS ($1,500.00) per week over a 52 week period payable biweekly.

         (b) Bonus. The Company agrees to pay Employee a bonus based upon the following bonus structure:

                  (1) Initial Bonus: Upon the execution of this Agreement, Employee shall receive the option to purchase 40,000 shares of stock of the Company at $10.00 per share pursuant to the 1998 Stock Option Plan (refer to attachment "21st Century Holding Company 1998 Stock Option Plan) of 21st Century Holding Company.

                  (2) Bonus: At the completion of one (1) year of employment under this Agreement and each subsequent year of this Agreement, the Employee will receive a bonus of TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) contingent upon an increase in revenues or gross written premium for either Assurance MGA or Federated National , and as long as the Employee is still employed by the Company. At the Company's sole discretion, the Bonus may be paid in cash, stock or a combination of cash and/or stock with the valuation of the stock to be valued at the closing price of the stock on the aforementioned dates. The Bonus shall be paid to Employee within fifteen (15) days of the anniversary date of this Agreement.

                  (3) Reimbursement of Business Expenses: During the term of this Agreement, the Company shall reimburse the Employee for all reasonable business expenses incurred by Employee in the performance of Employee's duties.

                  (4) Car Allowance: The Corporation shall pay to the Employee the sum of SIX HUNDRED AND NO/100 DOLLARS ($600.00) per month to compensate for the depreciation of the value of the Employee's vehicle and expenses incurred (i.e. insurance, repairs, maintenance, etc.) while vehicle is used in the business of the Corporation.

         (c) Medical Insurance. In addition to the Employee's salary and bonus, as set forth above, and so long as Employee is employed by the Company, the Company agrees to provide and pay the premium cost for medical insurance coverage for the Employee commensurate with the coverage provided by the Company for other similarly situated employees.

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5.       Termination.  Employee's employment with the Company may be terminated by the Company if any of the following shall occur:

         (a) Employee shall be discharged for "good cause" which shall mean that:

                  (i) there has been continued gross neglect on the part of the Employee in the performance of Employee's duties under this Agreement, after notice from the Company and an opportunity to cure; or

                  (ii) Employee shall have committed a material breach of any term or condition of this Agreement, after notice from the Company and an opportunity to cure; or

                  (iii) Employee is convicted of a felony or of any crime involving moral turpitude which is committed by Employee during the term of this Agreement.

                  (iv) Employee continued to neglect Employee Handbook Policies and Procedures after written notification from the Company and an opportunity to cure.

         If Employee's employment by the Company shall be terminated as provided in this Section 5 or if Employee, voluntarily terminates Employee's employment by the Company, the Employee shall be entitled to Employee's base weekly salary (as provided in Section 4(a) above) prorated only through the date of the termination of employment.

6. Confidentiality Agreement. The Employee recognizes, acknowledges and agrees that the documents, lists, files, records, data and other information developed and acquired by the Company, including all information developed and acquired by the Employee in the course of Employee's employment with the Company as it may exist from time to time, are considered confidential, and include, but are not limited to, all information relating to the Company's projects, proposed projects or applications (the "Confidential Information").

                  (a) Prohibited Acts. The Employee understands and agrees that all such Confidential Information is to be preserved and protected, is not to be disclosed or made available, directly or indirectly, to third persons for purposes unrelated to the objectives of the Company, without prior authorization of an executive officer of the Company, and is not to be used, directly or indirectly, for any purpose unrelated to the objectives of the Company without prior written authorization of an executive officer of the Company.

                  (b) Continuing Obligations. The Employee understands and agrees that Employee's obligations under this Agreement, specifically including the obligations to preserve and protect and not to disclose (or make available to third persons) or use for purposes unrelated to the objectives of the


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                  Company without prior written authorization of an executive officer of the Company, Confidential Information, continue indefinitely and do not, under any circumstances or for any reason (specifically including wrongful discharge), cease upon termination of employment; and that, in the event of termination of the Employee's employment for any reason (specifically including wrongful discharge), such Confidential Information shall remain the sole property of the Company and shall be left in its entirety in the undisputed possession and control of the Company after such termination.

7. Enforcement of Covenants. In addition to all other remedies available at law or in equity, the covenants contained in Sections 6 and 7 hereof shall be enforceable by decree of specific performance and/or injunctive relief and shall be construed as separate covenants covering competition in the geographical territory set forth, and if any court shall finally determine that the restraints provided for therein are too broad as to the area, activity or time covered, then the area, activity or time covered, as the case may be, may be reduced by such court to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time.

8. Notices. All notices, demands and other communications which may or are required to be given to or made by either party to the other in connection with this Agreement shall be in writing, shall be given by hand delivery or by United States Certified or Registered mail, return receipt requested, postage prepaid, and shall be deemed to have been given or made when received by the addressee, addressed to the respective parties as follows:

         If to Employee:                    RICHARD A. WIDDICOMBE
                                            4924 N.W. 85 Road
                                            Coral Springs, FL 33067

         If to Company:                     21ST CENTURY HOLDING COMPANY
                                            4161 N.W. 5th Street
                                            Plantation, Florida 33317
                                            Attn: Edward J. Lawson

9.       Miscellaneous:

         (a) This Agreement has been executed in and shall be governed and construed in accordance with the laws of the State of Florida.

         (b) Unless otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative and not restrictive of those given by law.

         (c) No failure of any party hereto to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, and no customary practice of the parties at variance with the terms hereof, shall constitute a waiver of a party's right to demand exact compliance with the terms hereof.


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         (d) Time is of the essence in complying with the terms, conditions and provisions of this Agreement.

         (e) This Agreement contains the entire agreement of the parties hereto pertaining to the subject matter hereof, and no representation, inducements, promises or agreements between the parties not contained herein shall be of any force or effect.

         (f) This Agreement is binding upon and shall inure to the benefit of the Company, its successors and assigns and the Employee and his respective heirs, personal representatives, successors and assigns.

         (g) Any amendment to this Agreement shall not be binding upon the parties to this Agreement unless such amendment is in writing and due executed by all the parties hereto.

         (h) In the event any litigation or controversy arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable attorney's fees, expenses and suit costs, including those associated with any appellate or post-judgment collection proceeding.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.



                                     -----------------------------
                                     RICHARD A. WIDDICOMBE
                                     (the "Employee")


                                     21ST CENTURY HOLDING COMPANY
                                     a Florida corporation


                                     By:--------------------------
                                     Name: Edward J. Lawson
                                          ------------------------
                                     Title:  President
                                           -----------------------
                                     (the "Company")